As Filed With the Securities and Exchange Commission on January 14, 2011

Registration No. 333-147511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Exact Sciences Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

02-0478229

(IRS Employer Identification Number)

441 Charmany Drive

Madison, WI 53719

(608) 284-5700

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Maneesh K. Arora

Senior Vice President and Chief Financial Officer

Exact Sciences Corporation

441 Charmany Drive

Madison, WI 53719

(608) 284-5700

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Please send copies of all communications to:

Mark R. Busch, Esq.

K&L Gates LLP

214 North Tryon Street, 47th Floor

Charlotte, N.C.  28202

(704) 331-7440

Approximate date of commencement of proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On November 19, 2007, Exact Sciences Corporation (the “Company”) filed a registration statement on Form S-3 (Registration No. 333-147511), as amended to date (the “Registration Statement”), to register $50,000,000 in aggregate maximum offering price of the Company’s common stock, preferred stock, debt securities and warrants to be offered by the Company from time to time as well as the resale of 100,000 shares of common stock held by certain stockholders. Pursuant to the Registration Statement, the Company has offered and sold an aggregate of 4,200,000 shares of the Company’s common stock having an aggregate offering price of $18,900,000. The Company is filing this post-effective amendment No. 1 to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EXACT SCIENCES CORPORATION

	By:	/s/ Kevin T. Conroy
Kevin T. Conroy
President and Chief Executive Officer
Dated: January 14, 2011

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Kevin T. Conroy	President and Chief Executive Officer	January 14, 2011
Kevin T. Conroy	(Principal Executive Officer)

/s/ Maneesh K. Arora	Senior Vice President, Chief Financial	January 14, 2011
Maneesh K. Arora	Officer and Secretary
(Principal Financial Officer and
Principal Accounting Officer)

/s/ James Connelly	Director	January 14, 2011
James Connelly

/s/ Sally W. Crawford	Director	January 14, 2011
Sally W. Crawford

/s/ Daniel J. Levangie	Director	January 14, 2011
Daniel J. Levangie

/s/ Katherine Napier	Director	January 14, 2011
Katherine Napier

/s/ Lionel N. Sterling	Director	January 14, 2011
Lionel N. Sterling

/s/ David A. Thompson	Director	January 14, 2011
David A. Thompson

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